$10,000,000 LINE OF CREDIT
January 22, 2025
1.
Type of Credit.  This note (“Note”) is given to evidence MacKenzie Realty Capital, Inc.’s (collectively, “Borrower”) obligation to repay all sums which Patterson Real Estate Services, LP (“Lender”) may from time to time advance to Borrower (“Advances”) under a revolving line of credit.

2.	Principal Balance. The unpaid principal balance of all Advances outstanding under this Note (“Principal Balance”) at one time shall not exceed $10,000,000.

3.
Promise To Pay.  For value received Borrower promises to pay to Lender or order at 89 Davis Rd., Ste 100, Orinda, CA 94563, the Principal Balance of this Note, with interest thereon at the rate(s) specified in Sections 4 and 11 below.

4.	Payment of Principal and Interest and Points. Principal and interest will be paid as follows:
(a)	Interest will accrue on the Principal Balance of the Note at a rate equal to 10.00%.
(b)	To each Advance the Lender will add an origination fee equal to 2% of the Advance, and the sum will be added to the Principal Balance.
(c)	Interest under this Note will be computed on the basis of a 360-day year.
(d)
Consecutive monthly payment installments (each a “Monthly Payment”) will be payable on the first day of each month (the “Monthly Payment Date”) beginning on March 1, 2025.  The Monthly Payment will be equal the total amount of accrued but unpaid interest that has accrued on the Principal Balance, as calculated from time to time.    Monthly Payments will be applied to interest before principal. Any accrued interest remaining past due for 30 days or more will be added to and become part of the unpaid principal balance and will bear interest at the rate or rates specified in this Note, and any reference below to “accrued interest” will refer to accrued interest which has not become part of the unpaid principal balance.  Any remaining principal and interest will be due and payable on June 1, 2026 or on any earlier date on which the unpaid principal balance of this Note becomes due and payable, by acceleration or otherwise (the “Maturity Date”).  The unpaid principal balance will continue to bear interest at the Default Rate after the Maturity Date until and including the date on which it is paid in full.

(e)
Any regularly scheduled Monthly Payment that is received by Lender before the Monthly Payment Date will be deemed to have been received on the due date solely for the purpose of calculating interest due.

(f)	Changes in the Monthly Payment will reflect changes in the unpaid principal balance of the Note and in the interest rate.

5.	Default.
(a)
Without prejudice to any right of Lender to require payment on demand or to decline to make any requested Advance, each of the following shall be an event of default: (i) Borrower fails to make any payment when due; (ii) Borrower fails to perform or comply with any term, covenant or obligation in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender or any affiliate of Lender; (iii) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any related documents; (iv) Any representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf is false or misleading in any material respect either now or at the time made or furnished; (v) Borrower becomes insolvent, liquidates or dissolves; Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (vi) There is any material adverse change in the financial condition or management of Borrower or Lender in good faith deems itself insecure with respect to the payment or performance of Borrower’s obligations to Lender.

(b)
Without prejudice to any right of Lender to require payment on demand, upon the occurrence of an event of default, Lender may declare the entire unpaid Principal Balance on this Note and all accrued unpaid interest immediately due and payable, without notice; provided, however, that if any proceeding under any bankruptcy or insolvency law is commenced by or against Borrower, the availability of Advances shall be immediately terminated without notice and the entire Principal Balance and all accrued interest shall, without notice, become immediately due and payable.  Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note by 5%.  The interest rate will not exceed the maximum rate permitted by applicable law.

6.
Evidence of Principal Balance; Payment on Demand.  Holder’s records shall, at any time, be conclusive evidence of the Principal Balance and accrued interest owing on this Note.  Notwithstanding any other provisions of this Note, if the holder makes Advances hereunder which result in a Principal Balance on this Note which at any time exceeds the maximum amount specified in Section 2, Borrower agrees that all such Advances, with interest, shall be payable on demand.

7.
Costs and Expenses.  Borrower will pay on demand all expenses and costs, including fees and out‑of‑pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

8.
Forbearance.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, will not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, will not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower’s obligations under this Note will not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

9.
Waivers.  Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the indebtedness are waived by Borrower and all other third party obligors.

10.	Governing Law. This Note will be governed by the laws of the State of California.

11.	Captions. The captions of the paragraphs of this Note are for convenience only and will be disregarded in construing this Note.

12.
Notices.  All notices, demands, and other communications required or permitted to be given under the terms of this Note or any Loan Document will be given at the following addresses, unless the party to be notified gives notice of a change of address:

If to Lender: Patterson Real Estate Services, LP
c/o Berniece Patterson
89 Davis Rd. Suite 100
Orinda, CA 94563

If to Borrower: MacKenzie Realty Capital, Inc.
89 Davis Rd. Suite 100
Orinda, CA 94563

13.
Consent to Jurisdiction and Venue.   Borrower agrees that any controversy arising under or in relation to this Note will be litigated exclusively in Contra Costa County, California.  The state and federal courts and authorities with jurisdiction in the jurisdiction will have exclusive jurisdiction over all controversies which will arise under or in relation to this Note.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence, or otherwise.

14.
Joint and Several Liability.  Notwithstanding anything contained herein to the contrary, each Borrower shall be jointly and severally liable for the payment of the Note and for any and all covenants, representations, warranties, obligations, and liabilities under this Note.

15.
Exempt from California Financing Law. The California Financing Law does not apply to this Note because it is being arranged by Charles Patterson, a licensed California Real Estate Broker, and is secured by a lien on real property owned by Borrower, and the Lender makes fewer than 5 such loans each year.

IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.

BORROWER
MacKenzie Realty Capital, Inc.

By:
     Chip Patterson, Chairman, Secretary

LENDER
PATTERSON REAL ESTATE SERVICES, LP
By: Pioneer Health Management Corp, General Partner

By:
     Berniece Patterson, President